                                                         Exhibit 2.9


                                ESCROW AGREEMENT


          AGREEMENT (the "Agreement") made as of May 1, 1996 between International Jensen Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Jensen"), and Recoton Corporation, a corporation organized and existing under the laws of the State of New York ("Recoton").

          WHEREAS, Recoton and Jensen have entered into an agreement dated as of
January 3, 1996 (the "License and Option   Agreement") providing for the license
by Jensen to Recoton of rights in the trademarks Acoustic Research and AR and granting to Recoton an option to purchase such trademarks from Jensen (the "Purchase Option") and granting to Jensen an option to sell such trademarks to Recoton (the "Sale Option");

          WHEREAS, upon exercise of the Purchase Option or the Sale Option and payment as required in the License and Option Agreement (including without limitation payment by way of setoff), Jensen is required under the License and Option Agreement to execute and deliver to Recoton a form of assignment attached to the License and Option Agreement (the "Assignment");

          WHEREAS, in order to ensure the full performance of the License and Option Agreement, the parties desire that Jensen execute the Assignment at this time and deliver the executed Assignment to an escrow agent to hold in escrow pending receipt of certain notices as provided for herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the License and Option Agreement, the parties hereto do hereby agree as follows:

          1. APPOINTMENT. Vedder, Price, Kaufman & Kammholz is hereby appointed escrow agent ("Escrow Agent") to hold and dispose of the Assignment as provided for in this Section 1. Jensen has herewith delivered to the Escrow Agent a fully executed copy of the Assignment, receipt of which is hereby acknowledged by the Escrow Agent. The Escrow Agent shall deliver the Assignment and any other items delivered hereafter to the Escrow Agent pursuant to this Agreement as follows:

          (a) upon receipt of a notice of exercise of the Purchase Option in the form attached hereto as Exhibit 1 or a notice of exercise of the Sale Option in the form attached hereto as Exhibit 2 and payment of the purchase price for the Purchase Option or the Sale Option by either (i) payment to the Escrow Agent by wire transfer or certified check in the amount of $6 million or (ii) payment to the Escrow Agent by wire transfer or certified check in the amount of $4 million and delivery to the Escrow Agent of a notice, substantially in the form set forth in Exhibit 3 attached hereto, of cancellation of $2 million of indebtedness of Jensen owing to Recoton represented by that certain Promissory Note dated January 3, 1996, in the original principal amount of $2 million, accompanied by the original canceled promissory note, the Escrow Agent shall, within 20 days after its receipt of such items, deliver the Assignment to Recoton and deliver to Jensen the payments received by the Escrow Agent along with the notice of cancellation and the original canceled promissory note, if applicable; or

          (b) within five business days after receipt of the joint written instructions of Jensen and Recoton substantially in the form set forth in Exhibit 4 attached hereto, the Escrow Agent shall act in accordance therewith; or

          (c) within five business days after receipt of a certified copy of a determination by final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Jensen and Recoton are parties (the "Final Decree") accompanied by a written notice from Jensen or Recoton substantially in the form of Exhibit 5 attached hereto, the Escrow Agent shall act in accordance with the requirements of the Final Decree;

PROVIDED, HOWEVER, that the Escrow Agent shall have no obligation to deliver the Assignment or any other items delivered into escrow to Recoton, Jensen or any other person if it shall have been enjoined from performing hereunder.

          2. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, or by telegraph, charges prepaid, addressed as follows:

               (a)  If to Recoton:

                         Recoton Corporation
                         2950 Lake Emma Road
                         Lake Mary, FL 32746
                         Attn: Secretary
                    with a copy to:

                         Stroock & Stroock & Lavan
                         7 Hanover Square
                         New York, NY 10004
                         Attn: Theodore S. Lynn, Esq.

               (b)  If to Jensen:

                         International Jensen Incorporated
                         25 Tri-State International Office Center
                         Suite 400
                         Lincolnshire, IL 60069
                         Attn:  Mark T. Tanenberg

                    with a copy to:

                         Vedder, Price, Kaufman & Kammholz
                         222 North LaSalle Street
                         Chicago, IL 60601-1003
                         Attn:  John R. Obiala, Esq.

               (c)  If to Escrow Agent:

                         Vedder, Price, Kaufman & Kammholz
                         222 North LaSalle Street
                         Chicago, IL 60601-1003
                         Attn:  John R. Obiala, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or as of the date deposited with a public telegraph company for transmittal with all charges prepaid except notices or communications to the Escrow Agent which shall be deemed to have been given when received by it. Any notice given in any other manner shall be deemed to have been duly given when received.

          3. TERMS AND CONDITIONS TO ESCROW AGENT'S ACCEPTANCE. (a) Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

               (i) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement;

               (ii) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the parties of this Agreement, or of any one else, to deliver monies or other property to the Escrow Agent or otherwise to honor any of the provisions of this Agreement;

               (iii) Each of Jensen and Recoton shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations under this Agreement, except for any of the foregoing arising out of the bad faith or willful misconduct of the Escrow Agent. The foregoing indemnification obligations shall survive the termination of this Agreement. The Escrow Agent is attorney for Jensen and, in the event of a dispute hereunder (including a dispute concerning the disposition of the Assignment), may represent Jensen while it continues to act as the Escrow Agent;

               (iv) The Escrow Agent shall be equally reimbursed by Jensen and Recoton for all fees, expenses, disbursements and advances, including reasonable attorneys' fees, incurred by the Escrow Agent in connection with carrying out its duties in administering this Agreement. Jensen, on the one hand, and Recoton, on the other hand, agree that if the Escrow Agent shall incur or suffer any other costs, charges, damages or attorneys' fees on account of being the Escrow Agent or on account of having received the Assignment hereunder (including, without limitation, costs, charges, damages and reasonable attorneys' fees as a result of litigation involving this Agreement or the Assignment other than by reason of the bad faith or willful misconduct of the Escrow Agent), then such costs, charges, damages or fees (including, without limitation, reasonable attorneys' fees incurred by the Escrow Agent in connection with any litigation) shall be paid one half by Jensen and one half by Recoton, or, in the case of any cost, charge, damage or fee arising as a result of litigation, in such manner as the court in which such litigation occurs may direct;

               (v) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties;

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               (vi)  The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct; and

               (vii) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

               (b) If a controversy arises between the parties hereto, or between the parties hereto and any person not a party hereto, as to whether or not, or to whom, the Escrow Agent shall deliver the Assignment or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement or the Assignment deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the Assignment but may retain the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction, in accordance with Section 1(c) hereof. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Escrow Agreement and identifies by name and address the adverse claimants to the controversy.

               (c) This Agreement shall terminate upon the distribution of the Assignment by the Escrow Agent in accordance with this Agreement.
Notwithstanding any termination of this Agreement, the provisions of Section 3(a) hereof shall survive such termination and remain in full force and effect.

               (d) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' notice of such resignation to Jensen and Recoton, specifying a date upon which such resignation shall take effect (the "Resignation Notice"); PROVIDED, HOWEVER, that the Escrow Agent shall continue to serve until its successor accepts the Assignment. Upon receipt of any Resignation Notice, a successor Escrow Agent shall be appointed by Jensen and Recoton, such successor Escrow Agent to become the Escrow Agent hereunder on the later of the date set forth in the Resignation Notice and the date on which the successor Escrow Agent accepts the Assignment. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the resigning Escrow Agent within 15 days after delivery of the Resignation Notice, the resigning

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Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Jensen and Recoton, acting jointly, may at any time substitute a new Escrow Agent by giving 20 days' notice thereof to the current Escrow Agent and paying all fees and expenses of the current Escrow Agent as provided in Section 3(a)(iii) hereof

     4. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, Recoton and Jensen have each caused this Agreement to be executed on its behalf by a duly authorized officer as of the day and year first above written.

                              RECOTON CORPORATION

                              By:
                                 -----------------------------
                                 Name:  Stuart Mont
                                 Title: Executive Vice
                                         President-Operations


                              INTERNATIONAL JENSEN INCORPORATED

                              By:
                                 -----------------------------
                                 Name:  Marc Tanenberg
                                 Title: Vice President

The undersigned, by its duly
authorized partner, hereby
accepts appointment as Escrow
Agent pursuant to the foregoing
Agreement.

VEDDER, PRICE, KAUFMAN & KAMMHOLZ

By:
   ---------------------------
   Name:  John R. Obiala

                                                                     EXHIBIT 1


                                   ____________, 199_


[NAME AND ADDRESS OF ESCROW AGENT]

     Recoton Corporation ("Recoton") hereby exercises the Purchase Option pursuant to Section 2(a) of the Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights between Recoton and International Jensen Incorporated ("Jensen") dated as of January 3, 1996 (the "License and Option Agreement").

     Recoton herewith tenders to the Escrow Agent the Purchase Price by way of [payment of $4,000,000 by [wire transfer] [certified check] payable to the Escrow Agent and cancellation of $2,000,000 of indebtedness of Jensen owing to Recoton pursuant to the enclosed Notice of Cancellation of Indebtedness] [payment of $6,000,000 by [wire transfer] [certified check] payable to the Escrow Agent].

     The license under the License and Option Agreement shall continue pursuant to the License and Option Agreement until the delivery of the executed Assignment to Recoton.

                                   RECOTON CORPORATION


                                   By:
                                      ------------------------
                                       Name:
                                      Title:


cc:  International Jensen Incorporated
     25 Tri-State International Office Center, Suite 400
     Lincolnshire, IL 60069

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                                                                   EXHIBIT 2



                                    ____________, 199_


[NAME AND ADDRESS OF ESCROW AGENT]


     International Jensen Incorporated ("Jensen") hereby exercises the Sale Option pursuant to Section 2(b) of the Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights between Recoton Corporation ("Recoton") and Jensen dated as of January 3, 1996 (the "License and Option Agreement").

     Please deliver to Recoton the Assignment upon payment of the purchase price to the Escrow Agent by way of either (a) delivery to the Escrow Agent of a notice of cancellation of $2,000,000 of indebtedness of Jensen owing to Recoton represented by that certain promissory note dated January 3, 1996 in the original principal amount of $2,000,000 and surrender of the original canceled promissory note and payment by wire transfer or certified check of $4,000,000 to the Escrow Agent or (b) payment by wire transfer or certified check of $6,000,000 to the Escrow Agent.

     The license under the License and Option Agreement shall continue pursuant to the License and Option Agreement until the delivery of the executed Assignment to Recoton.

                              INTERNATIONAL JENSEN INCORPORATED


                              By:
                                 --------------------------
                                  Name:
                                  Title:


cc:  Recoton Corporation
     2950 Lake Emma Road
     Lake Mary, FL 32746
     Attn:

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                                                                 EXHIBIT 3



[Name and Address of Escrow Agent]


                                        [Date]


               NOTICE OF CANCELLATION OF INDEBTEDNESS


Ladies and Gentlemen:

          Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation ("Jensen"), and Recoton Corporation, a New York corporation ("Recoton").

          Pursuant to Section 1(a) of the Escrow Agreement, the undersigned hereby notifies you of the cancellation of $2 million of indebtedness of Jensen owing to Recoton represented by that certain Promissory Note dated January 3, 1996, in the original principal amount of $2,000,000 (the "Note"). The original canceled Note is enclosed herewith.

                              RECOTON CORPORATION


                              By:
                                 -------------------------------
                                 Name:
                                Title:

                                                                    EXHIBIT 4


[Name and Address of Escrow Agent]


               Re:  JOINT WRITTEN INSTRUCTIONS


Ladies and Gentlemen:

          Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation and Recoton Corporation, a New York corporation.

          Pursuant to Section 1(b) of the Escrow Agreement, the undersigned hereby instruct you to disburse the Assignment (as defined in the Escrow
Agreement) to                          .
              -------------------------


                              INTERNATIONAL JENSEN INCORPORATED


                              By:
                                 ------------------------------
                                 Name:
                                Title:


                              RECOTON CORPORATION


                              By:
                                 ------------------------------
                                 Name:
                                Title:

                                                                     EXHIBIT 5

[Name and Address of Escrow Agent]


                                        [Date]



                         NOTICE OF FINAL DECREE


Ladies and Gentlemen:

     Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation, and Recoton Corporation, a New York corporation.

     Pursuant to Section 1(c) of the Escrow Agreement, the undersigned hereby instructs you to disburse the Assignment (as defined in the Escrow Agreement) in accordance with the Final Decree (as defined in the Escrow Agreement), a certified copy of which is attached hereto.

                         [INTERNATIONAL JENSEN INCORPORATED


                          By:
                             ----------------------------------
                             Name:
                            Title:]

                         [RECOTON CORPORATION


                         By:
                            -----------------------------------
                            Name:
                           Title:]